UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2012

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   281-878-1000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2012, Michael G. Bryant advised the Registrant of his resignation as Executive Vice President – Field Solutions for personal reasons effective immediately.  Mr. Bryant has served as Executive Vice President of Field Solutions since November 2011.  David Sinclair will replace Mr. Bryant.

David Sinclair, 54, has served as the Registrant’s Senior Vice President of its Field Solutions segment in November 2011.  From 2001 to November 2011, he served as the Vice President of Land in the Field Solutions segment for the Registrant and a predecessor company.  Mr. Sinclair brings over 30 years of experience in both domestic and international assignments for the pipeline industry. Prior to joining the Registrant, he spent 16 years at Enron as the Director of Right of Way and as an independent land consultant.  He is presently a Trustee and former President of the Right of Way International Education Foundation, an IRWA course facilitator, Past Chairman of the IRWA Pipeline Committee, Past President of IRWA Chapter 8, and a Past Chairman of the Southern Gas Association’s (SGA) Right of Way Roundtable. Mr. Sinclair holds a Bachelor of Business Administration from Texas Tech University.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation (Registrant)
August 7, 2012 (Date)	/s/ NATALIE S. HAIRSTON Natalie S. Hairston Chief Governance Officer, Corporate Vice President - Investor Relations, and Corporate Secretary

Exhibit Index
10.1	Employment Agreement by and between David Sinclair and the Registrant dated May 1, 2010